Exhibit 10.3

SECOND AMENDMENT TO THE CHESAPEAKE ENERGY CORPORATION 2021
LONG TERM INCENTIVE PLAN

Effective as of October 11, 2021, pursuant to action taken by the Board of Directors of Chesapeake Energy Corporation, the Chesapeake Energy Corporation 2021 Long Term Incentive Plan is hereby amended by deleting Section 2.7 in its entirety and replacing it with the following:

““Change of Control” means the occurrence of any of the following:

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”). For purposes of this definition the following acquisitions by a Person will not constitute a Change of Control: (1) any acquisition by the Company; (2) any redemption, share acquisition or other purchase of shares directly or indirectly by the Company; (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A) and (B) of paragraph (ii) below;

(ii) the consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), unless following such Business Combination: (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be and (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; or

(iii) the approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding any provision of this Section 2.7, (a) in no event may the transaction related to the Company’s reorganization under Chapter 7 or Chapter 11 of the Bankruptcy Code constitute a Change of Control and (b) for purposes of an Award that provides for a deferral of compensation under Section 409A of the Code, to the extent the impact of a Change of Control on such Award would subject a Participant to additional taxes under Section 409A of the Code, a Change of Control described in subsection (i), (ii), or (iii) above with respect to such Award must also constitute a “change in the ownership of a corporation,” “change in the effective control of a corporation,” or a “change in the ownership of a substantial portion of a corporation’s assets” within the meaning of Section 409A of the Code, as applied to the Company.”

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